Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF NOVEMBER 30, 2012

(in thousands)

MODIFIED GAAP BALANCE SHEET
ASSETS
CASH & CASH EQUIVALENTS	31,490
INVESTMENTS	9,420
INVESTMENTS HELD IN TRUST	220,773
ACCRUED INTEREST	1,458
REINSURANCE PREMIUMS RECEIVABLE	1,307

TOTAL ASSETS	264,448

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
ACCRUED EXPENSES	140
ACCRUED INVESTMENT EXPENSES	44
ACCRUED ADMINISTRATIVE FEES	110
ACCRUED CEDING FEES	133
UNEARNED PREMIUMS	237
LOSSES PAYABLE	3,137
LOSS RESERVES	66,933
IBNR	2,187
CONTINGENCY RESERVES	41,418

TOTAL LIABILITIES	114,339

STOCKHOLDER’S EQUITY:
CAPITAL STOCK	1
PAID-IN CAPITAL	16,659
ADDITIONAL PAID-IN CAPITAL	53,220
CONTINGENCY RESERVES	(41,418)
DIVIDENDS PAID	(10,250)
RETAINED EARNINGS (ACCUMULATED DEFICIT)	130,886
NET INCOME (LOSS) - YEAR TO DATE	1,011

TOTAL STOCKHOLDER’S EQUITY	150,109

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	264,448

WM MORTGAGE REINSURANCE COMPANY INC.

UNAUDITED FINANCIAL STATEMENTS

CONDENSED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED NOVEMBER 30, 2012

(in thousands)

	MONTH TO DATE	YEAR TO DATE
UNDERWRITING INCOME:
ASSUMED PREMIUMS WRITTEN	1,245	19,105
CHANGE IN UNEARNED PREMIUMS	37	192

NET PREMIUMS EARNED	1,282	19,297
UNDERWRITING EXPENSES:
LOSSES PAID	3,137	44,744
PROVISION FOR LOSS RESERVES	(1,823)	(27,144)
PROVISION FOR IBNR	565	66
CEDING COMMISSION	134	2,176

TOTAL UNDERWRITING EXPENSES	2,013	19,842

UNDERWRITING INCOME (LOSS)	(731)	(545)

GENERAL & ADMINISTRATIVE EXPENSES:
MANAGEMENT FEES	12	195
ACTUARY CONSULTING FEES	35	262
AUDIT FEES	0	268
LEGAL FEES	3	82
ADMINISTRATIVE FEES	110	923
BANK SERVICE FEES	0	21

TOTAL GENERAL & ADMINISTRATIVE EXPENSES	160	1,751

INTEREST EXPENSE
IINTEREST INCOME	2	18
INVESTMENT INCOME - CORPORATE BONDS	300	4,631
INVESTMENT INCOME - MBS BONDS	39	691
INVESTMENT INCOME - US AGENCY	190	2,641
INVESTMENT INCOME - US TREASURY	0	1
INVESTMENT INCOME - FOREIGN ISSUE	52	875
BOND AMORTIZATION - CORPORATE BONDS	(86)	(1,235)
BOND AMORTIZATION - MBS BONDS	(1)	(5)
BOND AMORTIZATION - US AGENCY	(12)	(321)
BOND AMORTIZATION - US TREASURY	0	0
BOND AMORTIZATION - FOREIGN ISSUE	(12)	(302)
INVESTMENT EXPENSE	(44)	(435)
GAIN/LOSS ON SALE OF INVESTMENT	51	2,827
FAS 159 GAIN ON TRADING SECURITIES	(144)	72

NET INVESTMENT INCOME	335	9,458

GAIN (LOSS) ON COMMUTATION	0	(6,151)
INCOME (LOSS) BEFORE TAX PROVISION	(556)	1,011
CURRENT FEDERAL INCOME TAX (BENEFIT) EXPENSE
PROVISION FOR DOUBTFUL INCOME TAX RECEIVABLE
DEFERRED FEDERAL INCOME TAX (BENEFIT) EXPENSE	(195)	354
CHANGE IN VALUATION ALLOWANCE	195	(354)

FEDERAL INCOME TAX EXPENSE
NET INCOME (LOSS)	(556)	1,011